EXHIBIT 4.2
EXECUTION VERSION
          FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 3, 2007, among Wimar OpCo, LLC (d/b/a/ Tropicana Entertainment), a Delaware limited liability company (the “LLC Issuer”), Wimar OpCo Finance Corp. (d/b/a/ Tropicana Finance), a Delaware corporation (the “Corporate Issuer,” and, together with the LLC Issuer, the “Issuers”), each of the parties identified as a Notes Guarantor on the signature pages hereto (each, a “Notes Guarantor” and collectively, the “Notes Guarantors”) and U.S. Bank National Association, as Trustee under the Indenture (the “Trustee”).
WITNESSETH:
          WHEREAS the Issuers have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of December 28, 2006, providing for the issuance of the 9 5/8% Senior Subordinated Notes due 2014 (the “Securities”);
          WHEREAS, each of the undersigned Notes Guarantors has deemed it advisable and in its best interest to execute and deliver this Supplemental Indenture, and to become a Notes Guarantor under the Indenture and, in the case of the Designated Affiliates, an Affiliated Guarantor under the Indenture;
          WHEREAS, the Issuers and the Notes Guarantors also wish to amend the terms of Section 4.04(a)(3)(B) of the Indenture in the manner set forth below; and
          WHEREAS, pursuant to Sections 9.01(4) and 9.01(5) of the Indenture, the Trustee, the Issuers and the Notes Guarantors are authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Notes Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
          SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
          SECTION 2. Guarantees. Each Notes Guarantor hereby agrees to guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture as a Notes Guarantor.
          SECTION 3. Affiliated Guarantors. The Designated Affiliates hereby agree to become Affiliated Guarantors under the Indenture and to be bound by all of the provisions of the Indenture applicable to the Affiliated Guarantors.
          SECTION 4. Amendment to Indenture. Section 4.04(a)(3)(B) of the Indenture is hereby amended by adding the following text at the end thereof immediately prior to the word “plus”:

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“; and provided further, however, that the amount calculated pursuant to this clause (B) shall not include any amounts received in respect of the issuance of Qualified Capital Stock or any contribution in respect of Qualified Capital Stock pursuant to the terms of Section 5.21 of the Credit Agreement as in effect on the Aztar Acquisition Date”.
          SECTION 5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          SECTION 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          SECTION 9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

WIMAR OPCO, LLC,

By:	/s/ Rich FitzPatrick

Name: Rich FitzPatrick
Title: Chief Financial Officer

WIMAR OPCO FINANCE CORP.,

By:	/s/ Rich FitzPatrick

Name: Rich FitzPatrick
Title: Chief Financial Officer
Signature Page to Supplemental Indenture

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ST. LOUIS RIVERBOAT ENTERTAINMENT, INC.; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

COLUMBIA PROPERTIES LAUGHLIN, LLC; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick

Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

CP LAUGHLIN REALTY, LLC; each as a Guarantor,

By:	/s/ [ILLEGIBLE] Name: [ILLEGIBLE]
Title: [ILLEGIBLE]
Signature Page to Supplemental Indenture

COLUMBIA PROPERTIES VICKSBURG, LLC; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

JMBS CASINO LLC; each as a Guarantor,

By:	/s/ Joseph A. Yung Name: Joseph A. Yung
Title: Manager
Signature Page to Supplemental Indenture

COLUMBIA PROPERTIES TAHOE, LLC; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

CP BATON ROUGE CASINO, L.L.C; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick
Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

ARGOSY OF LOUISIANA, INC.; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

JAZZ ENTERPRISES, INC.; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

CATFISH QUEEN PARTNERSHIP IN COMMENDAM; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

TAHOE HORIZON, LLC; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

AZTAR CORPORATION; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

AZTAR INDIANA GAMING CORPORATION; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

AZTAR RIVERBOAT HOLDING COMPANY, LLC; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

AZTAR MISSOURI GAMING CORPORATION; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

AZTAR INDIANA GAMING COMPANY, LLC; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

AZTAR DEVELOPMENT CORPORATION; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

RAMADA NEW JERSEY HOLDINGS CORPORATION; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

ATLANTIC-DEAUVILLE INC.; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

ADAMAR GARAGE CORPORATION; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

RAMADA NEW JERSEY, INC.; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

ADAMAR OF NEW JERSEY, INC.; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

MANCHESTER MADL, INC.; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

RAMADA EXPRESS, INC.; each as a Guarantor,

By:	/s/ Richard M. FitzPatrick Name: Richard M. FitzPatrick
Title: CFO
Signature Page to Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Robert T. Jones
Name: Robert T. Jones
Title: Vice President & Trust Officer
Signature Page to Supplemental Indenture